BROWN-FORMAN  NON-EMPLOYEE DIRECTORS' COMPENSATION PLAN
Brown-Forman Corporation
July 24, 1997, As amended May 28, 1998

Unless the context clearly requires otherwise, references to "Sections" and "Articles" are to sections and articles of this plan, and capitalized terms have the meaning assigned to them below. All references to statutes or regulations mean those statutes or regulations as amended from time to time, and any successors to those statutes or regulations.

ARTICLE 1 - ESTABLISHMENT, OBJECTIVES, AND DURATION

1.1 ESTABLISHMENT: Brown-Forman Corporation, a Delaware corporation (the "Company"), hereby establishes a compensation plan to be known as the "Brown-Forman Non-Employee Directors' Compensation Plan" (the "Plan"), as set out in this document. The Plan permits the Plan Administrator to grant Awards. The Plan also permits Non-Employee Directors to elect to receive a portion of their Compensation in Options with terms set by the Plan Administrator.

1.2      OBJECTIVES: The Plan's objectives are:

         (a) to compensate the Company's Non-Employee Directors using the Company's common stock to improve the linkage between the interests of the Directors and those of the Company's shareholders; and

         (b) to allow Directors to share in the Company's success.

1.3 DURATION: Subject to the Board's right to amend or terminate the Plan at any time pursuant to Article 11, the Plan shall take effect as of the Effective Date, and remain in effect indefinitely.

ARTICLE 2 - DEFINITIONS

Whenever used in the Plan, the following terms shall have the following meanings:

2.1 "Award" means, individually or collectively, a grant under this Plan.

2.2 "Award Agreement" means an agreement entered into by the Company and a Participant setting forth the terms of Awards granted under this Plan.

2.3 "Award Opportunity" means the total Award that a Participant may earn under the Plan, as established by the Plan Administrator.

2.4 "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

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2.5 "Board" means the Company's board of directors.

2.6 "Change in Control" of the Company means, and shall be deemed to have occurred upon, any of the following events:

         (a) a merger, consolidation, or other reorganization of the Company in which one or both classes of outstanding Common Stock are converted into or exchanged for a different class of securities of the Company, a class of securities of any other issuer (other than a direct or indirect wholly owned Company subsidiary), cash, or other property;

         (b) a sale, lease, or exchange of all or substantially all of the Company's assets to any other corporation or entity (other than a direct or indirect wholly owned Company subsidiary);

         (c) the adoption by the Company's shareholders of a plan of liquidation and dissolution; or

         (d) as a result of or in connection with a contested election of directors, the persons who were Directors before such election cease to comprise a Board majority.

2.7 "Code" means the Internal Revenue Code of 1986.

2.8 "Company" means Brown-Forman Corporation, a Delaware corporation, and the Company's Subsidiaries, as well as any successor to any of such entities as provided in Section 14.4.

2.9 "Compensation" means the regular compensation the Company pays to its Non-Employee Directors for their services as directors. It does not include per-meeting fees or fees paid to chairmen of Board Committees.

2.10 "Director" means any individual who is a Board member.

2.11 "Disability" shall mean a disability that the Plan Administrator has reason to believe will be of extended duration, and that results in the Non-Employee Director relinquishing his/her position on the Board of Directors.

2.12 "Effective Date" means July 24, 1997.

2.13 "Employee" means any non-union employee of the Company.

2.14 "Exchange Act" means the Securities Exchange Act of 1934.

2.15 "Fair Market Value" means the closing sale price on the principal securities exchange on which the Shares are traded on the relevant date (or, if no Shares traded on the relevant date, the last previous day on which a sale was reported).

2.16 "Freestanding SAR" means an SAR granted independently of any Options, as described in Section 6.4.

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2.17  "Incentive  Stock  Option" or "ISO" means an option to buy Shares  granted under Section 6.3 which is designated an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

2.18 "Indexed Option" means an Option with an exercise price which either increases by a fixed percentage over time or changes by reference to a published index.

2.19 "Insider" means an individual who is, on the relevant date, an officer, Director, or 10% beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.20  "Non-employee Director"  means a Director who is not an Employee.

2.21 "Nonqualified Stock Option" or "NQSO" means an option to buy Shares granted under Section 6.3 which is not intended to meet the requirements of Code
Section 422.

2.22 "Option" means an Incentive Stock Option, Indexed Option or a Nonqualified Stock Option, as described in Section 6.3.

2.23 "Option Price" means the price at which a Participant may buy a Share under an Option.

2.24 "Participant" means a Non-Employee Director who has outstanding an Award granted under the Plan. The term "Participant" shall not include Employee Directors.

2.25 "Performance Period" means such period of time as determined by the Plan Administrator.

2.26 "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Plan Administrator), and during which the Shares are subject to a substantial risk of forfeiture, as provided in Section 6.2.

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2.27 "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

2.28 "Plan Administrator" means such persons or committees appointed by the Board or the Compensation Committee to administer the Plan with respect to grants of Awards.

2.29 "Plan Year" means the Company's Fiscal Year.

2.30 "Restricted  Stock" means an Award  granted to a  Participant  pursuant to
Section 6.2.

2.31 "Retirement" shall mean the relinquishment of the Director's position on the Board on or after age 60.

2.32 "Shares" means the shares of the Company's Class A or Class B Common Stock, or any combination of Class A or Class B Common Stock, as the Plan Administrator determines.

2.33 "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to Section 6.4.

2.34 "Subsidiary" means any corporation, partnership, joint venture, affiliate, or other entity in which the Company has a majority voting interest, and which the Plan Administrator designates as a participating entity in the Plan.

2.35 "Tandem SAR" means an SAR granted in connection with a related Option pursuant to Section 6.4. A holder exercising a Tandem SAR must forfeit the right to buy a Share under the related Option; conversely, a holder of a Tandem SAR buying a Share under the Option will have the Tandem SAR canceled proportionately.

ARTICLE 3 - ADMINISTRATION

3.1      THE PLAN ADMINISTRATOR:

         (a) Disinterested Administration: For Non-Employee Directors, the Plan Administrator shall be a committee comprising two or more Employee Directors. If for any reason such committee does not qualify to administer the Plan as contemplated under any Regulation or rule of law, the Board may appoint a new committee so as to comply with such regulation or rule.

         (b) Code Compliance: Awards to Non-Employee Directors are intended to qualify under appropriate section of the Code.

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3.2  AUTHORITY:  Except as limited  by law or by the  Company's  Certificate  of
Incorporation   or  By-laws,   and  subject  to  the  Plan's  terms,   the  Plan
Administrator shall have full power to:

determine the sizes and types of Awards;

determine the terms and conditions of Awards in a manner consistent with the Plan;

construe and interpret the Plan and any agreement or instrument entered into under the Plan;

establish, amend, or waive rules and regulations for the Plan's administration;

(subject to Article 11) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the Plan Administrator's discretion;

determine the length of the Performance Period(s) and vesting periods;

set the percentage of Compensation that Non-Employee Directors may elect to receive as Options instead of cash, and (subject to Section 6.3) set the terms of such Options; and

make all other determinations which may be necessary or advisable to administer the Plan as it applies to Employees.

3.3 DECISIONS BINDING: All determinations and decisions made by the Plan Administrator pursuant to the Plan and all related Board orders and resolutions shall be final, conclusive, and binding on all persons, including the Company, its shareholders, Employees, Participants, and their estates and beneficiaries.

ARTICLE 4 - SHARES SUBJECT TO THE PLAN

No shares are reserved for Plan use. Shares issued under this plan will be obtained by purchase on the open market.

ARTICLE 5 - ELIGIBILITY AND PARTICIPATION

5.1 EMPLOYEE ELIGIBILITY: No Employee, including Employees who are Directors, is eligible for participation in this Plan.

5.2 NON-EMPLOYEE DIRECTOR ELIGIBILITY: Directors who are not Employees are automatically eligible to participate in this Plan.

5.3 ACTUAL PARTICIPATION: The Plan Administrator may from time to time select, from all eligible Non-Employee Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award Opportunity and Award. All Non-Employee Directors are eligible to convert a portion of their Compensation into Options under terms set by the Plan Administrator.

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5.4      RIGHTS NOT AFFECTED OR CREATED:

         (a) Rights Not Affected: Nothing in the Plan shall interfere with or limit in any way the Company's right to terminate any Director's position on the Board at any time, nor confer upon any Participant any right to continue as a member or officer of the Board.

         (b) No Right to Award: A Non-Employee Director's status confers no right on that Participant to receive an Award under this Plan, or, having received any Award, to receive a future Award.

5.5 PRO RATA PLAN YEAR OR PERFORMANCE PERIOD PARTICIPATION: The Plan Administrator may allow Directors who join the Board after the Plan Year or Performance Period begins to participate under this Article on a full year or pro rata basis. Such situations include, but are not limited to:

         (a) newly added positions to the Board during a Plan Year; or

         (b) the replacement of a Director due to disability, retirement, death, or other termination or removal from the Board during a Plan Year.

5.6      AWARD OPPORTUNITIES:

         (a) Timing: As soon as practicable in each Plan Year or Performance Period, the Plan Administrator shall establish an Award Opportunity for each Participant.

         (b) Measures: An Award Opportunity may be a function of one or more performance measures and goals selected by the Plan Administrator.

5.7      AWARD DETERMINATIONS:

         (a) The Award shall be computed for each Participant as determined by the Plan Administrator.

         (b) Award amounts may vary as the Plan Administrator shall, from time to time, determine, unless otherwise limited by the Plan.

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ARTICLE 6 - AWARDS OF COMMON STOCK

6.1      GENERALLY:

         (a) Grant of Awards: Subject to Article 4, the Plan Administrator, at any time and from time to time, may, in its discretion, grant or award Options, Restricted Stock, Freestanding SAR's, Tandem SAR's, or any combination thereof to Participants in such amounts as the Plan Administrator shall determine. The Plan Administrator may apply Performance Periods and performance measures, and may set threshold, target, and maximum goals for each type of Award, as it chooses.

         (b) Source of Shares: The source of Shares delivered to Participants under this Plan shall be limited to Shares purchased by the Company from time to time for the purpose of funding the operation of this Plan. The Company shall maintain a separate accounting of Shares purchased for this purpose.

         (c) Termination of Employment: Each Participant's Award Agreement shall set out the extent to which the Participant may (as the case may be):

                  (1)      receive unvested Restricted Shares;

                  (2)      exercise Options; or

                  (3)      exercise SAR's

                  following termination of employment with the Company and/or its Subsidiaries. Under no circumstances will an Award vest prior to one year from the date of grant.

                  Such provisions shall be determined in the Plan Administrator's sole discretion, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards granted or issued pursuant to this Article, and may reflect distinctions based on the reasons for termination of employment.

         (d) Other Restrictions: Subject to Article 7, the Plan Administrator may impose such other conditions and/or restrictions on any Long-Term Incentive Awards granted pursuant to the Plan as the Plan Administrator deems advisable, including time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable Federal or state securities laws.

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6.2      RESTRICTED STOCK:

         (a) Award Agreement: Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other terms as the Plan Administrator shall determine.

         (b) Non-Transferability: Except as provided in this Article, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated until the end of the applicable Period of Restriction established by the Plan Administrator and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Plan Administrator and set out in the Award Agreement. During a Participant's lifetime, only that Participant may exercise any rights with respect to the Restricted Stock granted to that Participant.

         (c) Other Restrictions on Restricted Stock:

                  (1) The Company shall keep custody of the certificates representing Shares of Restricted Stock until all conditions and/or restrictions applicable to such Shares have been satisfied.

                  (2) Except as otherwise provided in this Article, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

         (d) Voting Rights: During the Period of Restriction, Participants holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares.

         (e) Dividends and Other Distributions:

                  (1) During the Period of Restriction, Participants holding Shares of Restricted Stock may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Plan Administrator may apply any restrictions to the dividends that it deems appropriate.

                  (2) If any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

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6.3      STOCK OPTIONS:

         (a) Award Agreement: Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option's duration, the number of Shares to which the Option pertains, and such other terms as the Plan Administrator shall determine. The Award Agreement shall also specify whether the Option is intended to be an ISO, Indexed Option, or an NQSO, and what Performance Period (if any) applies. Even if an option is designated as an ISO, it shall be treated as an NQSO to the extent the Fair Market Value of the Shares with respect to which ISO's are exercisable for the first time by any Participant exceeds $100,000.

         (b) Option Price and Duration: The Option Price for each grant of an Option under this Plan shall be at least 100% of the Fair Market Value of a Share on the date the Option is granted. Options may be Indexed Options. Each Option granted to an Employee shall expire as the Plan Administrator shall determine at the time of grant - but no Option shall be exercisable later than the tenth anniversary of its grant.

         (c) Exercise of Options: Options granted under this Section shall be exercisable at such times and be subject to such restrictions and conditions as the Plan Administrator shall in each instance approve, which need not be the same for each grant or for each Participant.

         (d)      Payment:

                  (1) Options granted under this Section shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

                  (2) The Option Price upon exercise of any Option shall be payable to the Company in full either:

                           (A) in cash or its equivalent, or

                           (B) by tendering previously acquired Shares having
an aggregate Fair Market Value at the time of exercise equal to the total Option Price (but only if the Shares which are tendered have been held by the Participant for at least six months before their tender to satisfy the Option Price); or

                           (C) by a combination of (A) and (B).

                  (3) The Plan Administrator also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T,

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subject to applicable  securities law restrictions,  or by any other means which the Plan Administrator determines to be consistent with the Plan's purpose and applicable law.

                  (4) As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares bought under the Option(s).

         (e) Restrictions on Share Transferability: The Plan Administrator may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Section as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

         (f) Non-transferability: During a Participant's lifetime, only the Participant may exercise any Option granted to such Participant. Participants may not sell, pledge, assign, or otherwise alienate their Options. Participants may transfer Options only by will or by the laws of descent and distribution.

6.4      STOCK APPRECIATION RIGHTS ("SAR'S"):

         (a) Award Agreement: Each SAR grant shall be evidenced by an Award Agreement specifying the grant price, the SAR's duration, and such other terms as the Plan Administrator shall determine.

         (b) Grant Prices and Duration of SAR's: The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of the SAR grant. The grant price of Tandem SAR's shall equal the Option Price of the related Option. The term of an SAR granted under the Plan shall be determined by the Plan Administrator - but such term shall not exceed ten years.

         (c)  Exercise of Tandem SAR's:

                  (1) Tandem SAR's may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

                  (2) Notwithstanding any other contrary Plan provision, with respect to a Tandem SAR granted in connection with an ISO:

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                           (A) the Tandem SAR will expire no later than the
expiration of the underlying ISO;

                           (B) the payout value with respect to the Tandem SAR
may not exceed 100% of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and

                           (C) the Tandem SAR may be exercised only when the
Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

         (d) Exercise of Freestanding SAR's: Freestanding SAR's may be exercised upon whatever terms and conditions the Plan Administrator imposes upon them.

         (e) Payment of SAR Amount:

                  (1) Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

                           (A)      the difference between the Fair Market Value
of a Share on the date of exercise and the grant price; by

                           (B)      the number of Shares with respect to which
the SAR is exercised.

                  (2) The Plan Administrator may allow for payment upon SAR exercise to be in cash, in Shares of equivalent value, or in some combination of cash and Shares.

         (f) Rule 16b-3 Requirements: Notwithstanding any other Plan term, the Plan Administrator may impose such conditions on exercise of an SAR (including limiting the exercise to specified periods) as may be required to comply with
Section 16 of the Exchange Act.

         (g)  Non-transferability:  Except  as  otherwise  provided  in an Award
Agreement:

                  (1) During a Participant's lifetime, only the Participant may exercise any SAR granted to such Participant.

                  (2) Participants may not sell, pledge, assign, or otherwise alienate their SAR's.

                  (3) Participants may transfer SAR's only by will or by the laws of descent and distribution.

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ARTICLE 7 - PERFORMANCE MEASURES

7.1 GENERALLY: The Plan Administrator may establish performance goals for each Plan Year and Performance Period for each type of Award to be awarded or granted under this Plan. The goals may be expressed as a percentage of corporate, division, business unit, and/or individual goals or financial measures, or such other measures as the Plan Administrator shall, from time to time, determine, unless otherwise limited by the Plan.

7.2 PERFORMANCE THRESHOLD: The Plan Administrator may establish minimum levels of performance which must be achieved during a Plan Year or Performance Period before any Awards shall be paid to Participants. Such minimum levels of performance may be expressed as a percentage of corporate, division, business unit, and/or individual goals or financial measures, or such other measures as the Plan Administrator shall, from time to time, determine, unless otherwise limited by the Plan.

7.3 MAXIMUM AWARDS: Subject to Section 4, the Plan Administrator may establish guidelines governing the maximum Awards that Participants may earn (either in the aggregate or among individual Participants) during each Plan Year or Performance Period. Such guidelines may be expressed as a percentage of corporate, division, business unit, and/or individual goals or financial measures, or such other measures as the Plan Administrator shall, from time to time, determine, unless otherwise limited by the Plan.

ARTICLE 8 - BENEFICIARY DESIGNATION

8.1 Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid if the Participant dies before receiving any or all of such benefit.

8.2 Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime.

8.3 Absent such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 9 - DEFERRALS AND SPECIAL AWARDS/GRANTS

The Plan Administrator may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or goals with respect to Awards, the exercise of an Option or SAR, or the lapse or waiver of restrictions with respect to Restricted Stock. If any such deferral election is required or permitted, the Plan Administrator shall establish rules and procedures for such payment deferrals. Such rules and procedures shall be consistent with the appropriate provisions of Code where applicable.

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ARTICLE 10 - CHANGE IN CONTROL

10.1 TREATMENT OF OUTSTANDING AWARDS: Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

         (a) Any and all Options and SAR's granted shall become immediately exercisable, and shall remain exercisable throughout their entire term.

         (b) Any restriction periods and restrictions imposed on Restricted Shares shall lapse.

         (c) The target payout opportunities attainable under all outstanding Awards shall be deemed to have been earned through the effective date of the Change in Control. The vesting of all Awards shall be accelerated as of the effective date of the Change in Control. provided, however, that no payouts will be accelerated based on Awards granted less than six months before the effective date of the Change in Control.

         (d) Subject to Article 11, the Plan Administrator may modify the Awards as determined by the Plan Administrator to be appropriate before the effective date of the Change in Control.

10.2 ACCELERATION OF AWARD VESTING: Notwithstanding any provision of this Plan or any Award Agreement provision to the contrary, the Plan Administrator may at any time accelerate the vesting of any Award granted under the Plan to a Participant, including without limitation acceleration to such a date that would result in said Awards becoming immediately vested.

10.3 OPTIONAL GROSS-UP FOR EXCISE TAXES: If, for any reason, any part or all of the amounts payable to a Participant pursuant to this Plan (or otherwise, if the Company or any of its Subsidiaries pays amounts after there has been a Change in Control) are deemed to be "excess parachute payments" within the meaning of Code
Section 280G(b)(1), the Plan Administrator may, in its sole discretion, provide in the Award Agreement that the Company shall pay to such Participant, in addition to any other amounts the Participant may be entitled to receive pursuant to this Plan, an amount which after all Federal, state, and local taxes (of whatever kind) imposed on the Participant with respect to such amount are

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subtracted  therefrom,  equals the excise taxes imposed on such excess parachute payments under Code Section 4999.

10.4 TERMINATION,  AMENDMENT, AND MODIFICATIONS OF CHANGE IN CONTROL PROVISIONS:
Notwithstanding any other Plan term or any Award Agreement term, this Article may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award already granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards - but the Board, upon recommendation of the Plan Administrator, may terminate, amend, or modify this Article at any time and from time to time before the date of a Change in Control.

ARTICLE 11 - AMENDMENT, MODIFICATION, AND TERMINATION

11.1 GENERALLY:

         (a) The Board may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part -- but no amendment needing shareholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act shall be effective unless such amendment shall be approved by the requisite vote of Company shareholders entitled to vote on it.

         (b) The Plan Administrator may not cancel outstanding Awards and issue substitute Awards without the written consent of the Participant holding such Award.

11.2 OUTSTANDING AWARDS: No termination, amendment, or modification of the Plan shall adversely affect in any material way any outstanding Award under the Plan without the written consent of the Participant holding such Award.

ARTICLE 12 - WITHHOLDING

12.1 TAX WITHHOLDING: The Company may deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

12.2 SHARE WITHHOLDING: With respect to withholding required upon the exercise of Options or SAR's, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Plan Administrator, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, shall be made in writing, shall be signed by the Participant, and shall be subject to any restrictions or limitations that the Plan Administrator deems appropriate.

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ARTICLE 13 - INDEMNIFICATION

13.1 GENERALLY: The Company shall indemnify and hold harmless each current and former Director against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such Director in connection with or resulting from any claim, action, suit, or proceeding to which such Director may be a party or in which such Director may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such Director in settlement thereof, with the Company's approval, or paid by such Director in satisfaction of any judgment in any such action, suit, or proceeding against such Director - but only if such Director gives the Company an opportunity, at its own expense, to handle and defend the same before such Director undertakes to handle and defend it personally.

13.2 NON-EXCLUSIVITY: This right of indemnification shall not exclude any other indemnification rights to which such persons may be entitled under the Company's Certificate of Incorporation of Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 14 - LEGAL CONSTRUCTION

14.1 SEVERABILITY: If any Plan section is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

14.2 REQUIREMENTS OF LAW: The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

14.3 SECURITIES LAW COMPLIANCE: With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3. To the extent any Plan provision or action by the Plan Administrator fails to so comply, it shall be deemed void, to the extent permitted by law and deemed advisable by the Plan Administrator.

14.4 SUCCESSORS: All Company obligations under the Plan with respect to Awards granted shall be binding on any successor to the

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Company,  whether the  existence of such  successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the Company's business and/or assets.

14.5 GOVERNING LAW: To the extent not preempted by Federal law, the Plan, and all agreements made under it, shall be construed in accordance with and governed by the laws of the State of Delaware.

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